As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-50214

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGETED GENETICS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Washington	91-1549568
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Olive Way, Suite 100
Seattle, Washington 98101
(206) 623-7612
 (Address, Including Zip Code, and Telephone Number Including Area Code, of
Registrant’s Principal Executive Offices)

H. Stewart Parker
President and Chief Executive Officer
Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington 98101
(206) 623-7612
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Stephen M. Graham, Esq.	Jonathan K. Wright, Esq.
Eric S. Carnell, Esq.	General Counsel
Orrick, Herrington & Sutcliffe LLP	Targeted Genetics Corporation
719 Second Avenue, Suite 900	1100 Olive Way, Suite 100
Seattle, Washington 98104	Seattle, Washington 98101
(206) 839-4300	(206) 623-7612

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (No. 333-50214) of Targeted Genetics Corporation, which registered for resale from time to time 5,950,798 shares of common stock issued to the former stockholders of Genovo, Inc. who are named in the Registration Statement. The shares of common stock covered by the Registration Statement were issued to the selling shareholders pursuant to our acquisition of Genovo in September 2000. The Registration Statement was declared effective by the Securities and Exchange Commission on November 27, 2000.

     Our contractual obligation to maintain the effectiveness of the Registration Statement has terminated. In accordance with the undertaking contained in Part II, Item 17(A)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all of the shares covered by the Registration Statement that remain unsold.

     With this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister all of the shares of our common stock covered by the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Seattle, state of Washington, on the 18th day of June, 2004.

TARGETED GENETICS CORPORATION

By:	/s/ H. Stewart Parker

H. Stewart Parker
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on June 18, 2004.

Signature	Title
/s/ H. Stewart Parker H. Stewart Parker	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Todd E. Simpson Todd E. Simpson	Chief Financial Officer, Vice President, Finance and Administration (Principal Financial and Accounting Officer)

* Jeremy L. Curnock Cook Jeremy L. Curnock Cook	Chairman of the Board

* Jack L. Bowman Jack L. Bowman	Director

* Joseph M. Davie Joseph M. Davie	Director

* Louis P. Lacasse Louis P. Lacasse	Director

* Nelson L. Levy Nelson L. Levy, Ph.D., M.D.	Director

* Mark H. Richmond, Ph.D. Mark H. Richmond, Ph.D.	Director

* By: /s/ H. Stewart Parker H. Stewart Parker
Attorney-in-Fact